Exhibit 99.1

          PC Connection, Inc. Reports Second Quarter Results

   Company Announces Continued Increases in Revenue and Earnings Per
                                 Share

    MERRIMACK, N.H.--(BUSINESS WIRE)--July 26, 2007--SECOND QUARTER
HIGHLIGHTS:

    --  Record net sales: $441.1 million, up 8% year over year

    --  Operating income: $9.0 million, up 57% year over year

    --  Net income: $5.8 million, up 85% year over year

    --  Diluted earnings per share: $.21, up from $.12 last year

    PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter ended June 30, 2007. Net sales for the three months ended June 30, 2007 increased by $33.0 million, or 8.1%, to $441.1 million from $408.1 million for the three months ended June 30, 2006. Net income for the quarter was $5.8 million, or $.21 per share, compared to $3.1 million, or $.12 per share, for the corresponding prior year quarter.

    "We are pleased with the solid overall year-over-year sales growth of PC Connection, Inc. GovConnection, our Public Sector business, led the way with a 17% increase in revenue," said Patricia Gallup, Chairman and Chief Executive Officer. "We also achieved strong growth in earnings with a 57% increase in operating income and a 75% increase in earnings per share over the second quarter of 2006."

    Net sales for the six months ended June 30, 2007 increased by $50.7 million, or 6.4%, to $839.3 million from $788.6 million for the six months ended June 30, 2006. Net income for the six months ended June 30, 2007 was $9.1 million, or $.34 per share, compared to $4.8 million, or $.19 per share, for the six months ended June 30, 2006.

    Quarterly Sales Growth by Business Segment:

    -- Net sales for the SMB segment increased by 7.8% to $231.9 million compared to the second quarter of 2006.
        Corporate outbound sales within the segment grew 14.0% year over year.

    -- Net sales for the Large Account segment increased by 4.1% to $133.6 million compared to the second quarter of 2006.

    -- Net sales for the Public Sector segment increased by 16.9% to $75.6 million compared to the second quarter of 2006. Revenues increased primarily due to sales made under recently awarded federal and state government contracts, as well as the acquisition of new accounts.

    Quarterly Sales Growth By Product Mix:

    -- Desktop computers and servers increased 11.8% year over year, accounting for 14.2% of net sales in the second quarter of 2007 compared to 13.7% of net sales for the corresponding prior year quarter.

    -- Video, Imaging, and Sound increased 15.1% year over year, accounting for 13.4% of net sales in the second quarter of 2007 compared to 12.6% of net sales for the corresponding prior year quarter.

    -- Notebooks and PDAs, our largest product category, accounted for 16.4% of net sales in the second quarter of 2007 compared to 18.0% for the corresponding prior year quarter.

    -- Software represented 12.7% of net sales in the second quarter of 2007 compared to 12.6% of net sales for the corresponding prior year quarter.

    Gross profit was $54.0 million for the second quarter of 2007 compared to $50.7 million for the second quarter of 2006. Gross profit margin, as a percentage of net sales, was 12.3% in the second quarter of 2007 compared to 12.4% in the second quarter of 2006. As noted in our first quarter 2007 earnings release, we recorded substantially all vendor consideration as a reduction to cost of inventory purchases, pursuant to Issue No. 02-16 of the Emerging Issues Task Force. Accordingly, this additional consideration accounted for a 22 basis-point increase in gross margin compared to the second quarter of 2006. Offsetting this increase were slightly lower customer invoice margins and additional costs associated with certain customer rebate programs.

    Overall annualized sales productivity increased 12% in the second quarter of 2007 compared to the second quarter of 2006. Sales productivity in our Large Account segment increased 21% in the second quarter of 2007 compared to the second quarter of 2006. For our SMB and Public Sector segments, productivity increased 12% and 10%, respectively. On a consolidated basis, the total number of sales representatives was 625 as of June 30, 2007, compared to 659 sales representatives at June 30, 2006.

    Selling, general and administrative expenses ("SG&A") totaled $45.0 million for the second quarter of 2007 compared to $44.5 million for the second quarter of 2006. SG&A improved as a percentage of net sales to 10.3% for the second quarter of 2007 compared to 10.9% for the second quarter of 2006.

    Ms. Gallup concluded, "Our record results show we remain focused on the IT needs of our customers in our target markets. We continue to invest in expanding and refining our core competencies, while reducing operating costs wherever possible. PC Connection, Inc. has a strong management team in place focused on improving the Company's results and building long-term value for our shareholders."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

    PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and services. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect's TRAXX(R) system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

    GovConnection, Inc. (1-800-800-0019) is a provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

    pccc-g

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel, and other risks detailed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2007. More specifically, the statements in this release concerning the Company's outlook for 2007 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.



CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three
 Months Ended June 30,          2007               2006
-------------------------------------------- -------------------------
(Dollars and shares in
 thousands, except
 operating data,
 price/earnings ratio,
 and per share data)                  % of               % of     %
                                       Net                Net   Change
                                       Sales              Sales
-------------------------------------------- -------------------------

Operating Data:
  Net sales               $  441,122         $  408,094           8.1%
  Diluted earnings per
   share                  $      .21         $      .12

  Gross profit margin           12.3%              12.4%
  Operating margin               2.0                1.4
  Return on equity (1)          11.2                7.2

  Catalogs distributed     3,404,000          3,645,000          -6.6%
  Orders entered (2)         365,240            359,200           1.7%
  Average order size (2)  $    1,396         $    1,322           5.6%

  Inventory turns (1)             22                 23
  Days sales outstanding          42                 44


Product Mix:
  Notebooks & PDAs        $   72,374   16.4% $   73,377   18.0%  -1.4%
  Desktops/Servers            62,479   14.2      55,893   13.7   11.8
  Storage Devices             39,649    9.0      34,170    8.4   16.0
  Software                    56,205   12.7      51,656   12.6    8.8
  Net/Com Products            35,630    8.1      32,946    8.1    8.1
  Printers & Printer
   Supplies                   41,743    9.5      40,684   10.0    2.6
  Video, Imaging & Sound      59,146   13.4      51,403   12.6   15.1
  Memory & System
   Enhancements               24,032    5.4      19,892    4.9   20.8
  Accessories/Other           49,864   11.3      48,073   11.7    3.7
                          ----------- ------ ----------- ------
                          $  441,122  100.0% $  408,094  100.0%   8.1%
                          =========== ====== =========== ======


Net Sales of Enterprise
 Server and Networking
 Products (included in
 the above Product Mix):

                          $  144,552   32.8% $  125,562   30.8%  15.1%
                          ===========        ===========


Stock Performance
 Indicators:
  Actual shares
   outstanding                26,824             25,323
  Total book value per
   share                  $     7.80         $     6.98
  Tangible book value per
   share                  $     5.54         $     4.54
  Closing price           $    13.24         $     5.85
  Market capitalization   $  355,150         $  148,140
  Trailing price/earnings
   ratio (3)                      19                 22

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters




SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months Ended June 30,         2007            2006
------------------------------------------------------ ---------------
                                         Net    Gross    Net    Gross
(Dollars in thousands)                  Sales   Margin  Sales   Margin
                                                  (%)             (%)
------------------------------------------------------ ---------------

  PC Connection Sales Corporation
   (SMB)                               $231,935  13.3% $215,108  13.8%
  MoreDirect (Large Account)            133,602  11.3   128,333  10.7
  GovConnection (Public Sector)          75,585  10.8    64,653  11.3
                                       -------- ------ -------- ------
    Total                              $441,122  12.3% $408,094  12.4%
                                       ======== ====== ======== ======




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended June 30,                2007             2006
----------------------------------------------------- ----------------
                                               % of             % of
(Amounts in thousands, except per               Net              Net
 share data)                          Amount    Sales  Amount    Sales
----------------------------------------------------- ----------------

Net sales                            $441,122  100.0% $408,094  100.0%
Cost of sales                         387,082   87.7   357,351   87.6
                                     --------- ------ --------- ------
     Gross Profit                      54,040   12.3    50,743   12.4

Selling, general and administrative
 expenses                              45,005   10.3    44,534   10.9
Special charges                             -    0.0       450    0.1
                                     --------- ------ --------- ------
     Income From Operations             9,035    2.0     5,759    1.4

Interest expense                         (242)  (0.1)     (437)  (0.1)
Other, net                                260    0.1       (15)     -
Income tax provision                   (3,300)   0.7    (2,196)  (0.5)
                                     --------- ------ --------- ------
     Net Income                      $  5,753    1.3% $  3,111    0.8%
                                     ========= ====== ========= ======


Weighted average common shares
 outstanding:
     Basic                             26,798           25,283
                                     =========        =========
     Diluted                           26,995           25,396
                                     =========        =========
Earnings per common share:
     Basic                           $   0.21         $   0.12
                                     =========        =========
     Diluted                         $   0.21         $   0.12
                                     =========        =========




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Six Months Ended June 30,                 2007             2006
----------------------------------------------------- ----------------
                                               % of             % of
(Amounts in thousands, except per               Net              Net
 share data)                          Amount    Sales  Amount    Sales
----------------------------------------------------- ----------------

Net sales                            $839,302  100.0% $788,572  100.0%
Cost of sales                         735,347   87.6   691,411   87.7
                                     --------- ------ --------- ------
     Gross Profit                     103,955   12.4    97,161   12.3

Selling, general and administrative
 expenses                              89,198   10.6    86,489   10.9
Special charges                             -    0.0     1,341    0.2
                                     --------- ------ --------- ------
     Income From Operations            14,757    1.8     9,331    1.2

Interest expense                         (450)  (0.1)   (1,081)  (0.2)
Other, net                                461    0.1        (4)     -
Income tax provision                   (5,630)   0.7    (3,429)  (0.4)
                                     --------- ------ --------- ------
     Net Income                      $  9,138    1.1% $  4,817    0.6%
                                     ========= ====== ========= ======


Weighted average common shares
 outstanding:
     Basic                             26,740           25,271
                                     =========        =========
     Diluted                           27,002           25,372
                                     =========        =========
Earnings per common share:
     Basic                           $   0.34         $   0.19
                                     =========        =========
     Diluted                         $   0.34         $   0.19
                                     =========        =========




CONSOLIDATED BALANCE SHEETS                        June 30,  December
                                                                31,
-------------------------------------------------- --------- ---------
(amounts in thousands)                               2007      2006
-------------------------------------------------- --------- ---------

ASSETS
Current Assets:
Cash and cash equivalents                          $ 17,466  $ 17,582
Accounts receivable, net                            169,303   170,222
Inventories-merchandise                              75,242    69,407
Deferred income taxes                                 4,493     3,837
Income taxes receivable                                 797       627
Prepaid expenses and other current assets             3,642     3,882
                                                   --------- ---------
        Total current assets                        270,943   265,557
Property and equipment, net                          19,749    19,542
Goodwill                                             56,867    56,867
Other intangibles, net                                3,827     4,363
Other assets                                            390       355
                                                   --------- ---------
        Total Assets                               $351,776  $346,684
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current maturities of capital lease
    obligations:
      To affiliate                                 $    490  $    464
      To third party                                    182       395
Accounts payable                                    100,809   110,977
Accrued expenses and other liabilities               19,028    17,389
Accrued payroll                                       7,838     9,367
                                                   --------- ---------
        Total current liabilities                   128,347   138,592
Capital lease obligations, less current
 maturities:
      To affiliate                                    4,585     4,836
Other liabilities                                     2,488         -
Deferred income taxes                                 7,087     6,352
                                                   --------- ---------
        Total Liabilities                           142,507   149,780
                                                   --------- ---------
Stockholders' Equity:
   Common stock                                         272       269
   Additional paid-in capital                        93,107    89,537
   Retained earnings                                118,113   109,321
   Treasury stock at cost                            (2,223)   (2,223)
                                                   --------- ---------
        Total Stockholders' Equity                  209,269   196,904
                                                   --------- ---------
        Total Liabilities and Stockholders' Equity $351,776  $346,684
                                                   ========= =========




CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Six months ended June 30, 2007 (amounts in thousands)
----------------------------------------------------------------------
           Common Stock                         Treasury
                         Additional               Shares
           -------------  Paid-In   Retained  --------------
           Shares Amount   Capital  Earnings  Shares Amount    Total
----------------- ------ ---------- --------- -------------- ---------

Balance -
 January
 01, 2007  26,862 $  269 $89,537    $109,321  (352) ($2,223) $196,904

Cumulative
 effect of
 change
in
 accounting
 principle      -      -       -        (346)    -        -      (346)

Stock
 compen-
sation
 expense        -      -     (23)          -     -        -       (23)

Exercise of
 stock
 options,
 including
 income tax
 benefits     304      3   3,459           -     -        -     3,462

Issuance of
 stock
 under
 Employee
 Stock
 Purchase
 Plan          10      -     134           -     -        -       134

Net income      -      -       -       9,138     -        -     9,138
           ------ ------ ---------- --------- -------------- ---------

Balance -
 June 30,
 2007      27,176 $  272 $93,107    $118,113  (352) ($2,223) $209,269
           ====== ====== ========== ========= ============== =========




CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Six Months Ended June 30, (Amounts in thousands)    2007       2006
----------------------------------------------------------------------

Cash Flows from Operating Activities:

Net income                                        $  9,138  $   4,817
Adjustments to reconcile net income to net cash
 provided by operating activities:
    Depreciation and amortization                    3,472      3,456
    Provision for doubtful accounts                    894      1,752
    Deferred income taxes                               79      1,267
    Loss on disposal of fixed assets                     8         63
    Stock compensation expense                         (23)       202
    Gross excess tax benefit from exercise of
     stock options                                    (358)         -
    Income tax benefits from exercise of stock
     options                                           918         17

Changes in assets and liabilities:
    Accounts receivable                                 25     (1,142)
    Inventories                                     (5,835)     7,721
    Prepaid expenses and other current assets           70        799
    Other non-current assets                           (35)         7
    Accounts payable                               (10,168)   (17,723)
    Accrued expenses and other liabilities           2,252      4,185
                                                  --------- ----------
Net cash provided by operating activities              437      5,421
                                                  --------- ----------


Cash Flows from Investing Activities:

Purchases of property and equipment                 (3,151)    (4,647)
Proceeds from sale of property and equipment             -         20
                                                  --------- ----------
Net cash used for investing activities              (3,151)    (4,627)
                                                  --------- ----------


Cash Flows from Financing Activities:

Proceeds from short-term borrowings                  1,461    244,402
Repayment of short-term borrowings                  (1,461)  (246,377)
Repayment of capital lease obligations                (438)      (406)
Exercise of stock options                            2,544        227
Gross excess tax benefit from exercise of stock
 options                                               358          -
Issuance of stock under Employee Stock Purchase
 Plan                                                  134        120
                                                  --------- ----------
Net cash provided by (used for) financing
 activities                                          2,598     (2,034)
                                                  --------- ----------
Decrease in cash and cash equivalents                 (116)    (1,240)
Cash and cash equivalents, beginning of period      17,582      9,770
                                                  --------- ----------
Cash and cash equivalents, end of period          $ 17,466  $   8,530
                                                  ========= ==========


    pccc-g

    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2322
             VP of Finance & Corporate Controller